Exhibit 99.1

Vertex Announces Second Quarter 2020 Financial Results

KING OF PRUSSIA, PA – September 9, 2020: Vertex, Inc. (Nasdaq: VERX) (“Vertex” or the “Company”), a leading provider of tax technology and services, today announced financial results for its second quarter ended June 30, 2020.

“We are pleased with our strong second quarter performance, driven by revenue growth of 16.5% and ARR growth of 16.4% versus the prior year period,” said David DeStefano, Chairperson and Chief Executive Officer of Vertex. “We’ve also been able to effectively balance our commitment to growth and innovation with profitability by delivering adjusted net income growth of 47.4% to $18.9 million and Adjusted EBITDA margin of 23.6%, an increase of 380 basis points, compared to the second quarter of 2019.”

DeStefano continued, “The rapid changes taking place in today's global business, technology and regulatory environments are having a compounded effect on the complexity of indirect tax management, giving us significant growth opportunity. Our recent performance speaks to the trust our customers have in us to help them continue to transact, comply and grow with confidence. Our recent IPO was a significant milestone for us. Although we are very proud of all that we have achieved so far, we are more excited that this is just the next step forward in our vision to accelerate global commerce.”

Second Quarter 2020 Financial Results

•	Total revenue of $91.3 million, up 16.5% year-over-year.

•	Software subscription revenue of $77.3 million, up 14.9% year-over-year.

•	Annual Recurring Revenue (“ARR”) of $294.6 million, up 16.4% year-over-year.

•	Net Revenue Retention Rate (“NRR”) was 108%, which was consistent on a year-over-year basis.

•	GAAP operating loss of $29.0 million, compared to GAAP operating income of $7.7 million for the same period last year. Non-GAAP operating income of $19.0 million, compared to non-GAAP operating income of $13.4 million for the same period last year.

•	GAAP net loss was $29.1 million, compared to a GAAP net income of $7.1 million for the same period last year. GAAP net loss per basic and diluted Class A and Class B share was $(0.24), compared to a GAAP net income per basic and diluted Class A and Class B share of $0.06 for the same period last year.

•	Non-GAAP net income was $18.9 million, compared to a Non-GAAP net income of $12.8 million for the same period last year. Non-GAAP net income per diluted Class A share was $0.16 as compared to $0.11 for the same period last year. Non-GAAP net income per diluted Class B share was $0.15 as compared to $0.10 for the same period last year.

•	Adjusted EBITDA of $21.5 million, up 38.4% year-over-year. Adjusted EBITDA margin of 23.6%, an increase of 380 basis points year-over-year.

•	Cash flow from operations for the second quarter of 2020 was $27.2 million as compared to $23.0 million for the same period in 2019. Free cash flow for the second quarter of 2020 was $18.7 million, up 27.1% year-over-year.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents is included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights

•	In July 2020, Vertex completed its initial public offering (“IPO”) of its stock at a price of $19.00 per share and issued 24.3 million shares, including 3.2 million shares issued pursuant to the full exercise of the underwriters' option to purchase additional shares. The IPO raised proceeds net of underwriting fees of approximately $423.0 million for Vertex.

Financial Outlook

For the third quarter of 2020, the Company currently expects:

•	Total revenue in the range of $89 million to $91 million, representing growth of 8.0% to 10.4%.

•	Adjusted EBITDA in the range of $17.5 million to $18.5 million, representing a decrease of 10.7% to 5.6%.

For the full year 2020, the Company currently expects:

•	Total revenue in the range of $362 million to $365 million, representing annual growth of 12.6% to 13.5%.

•	Adjusted EBITDA in the range of $73 million to $75 million, representing annual growth of 7.5% to 10.5%.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, IPO costs and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

The foregoing forward-looking statements reflect Vertex’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. Vertex does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical and forward-looking non-GAAP measures to the nearest corresponding GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call to discuss the second quarter 2020 financial results on September 9, 2020 at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing 1-877-407-4018, or for international callers 1-201-689-8471. A replay will be available from 11:30 a.m. ET on September 9, 2020, through September 23, 2020, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode will be 13709057.

The call will also be webcast live from Vertex’s investor relations website at https://ir.vertexinc.com. Following the completion of the call, a recorded replay of the webcast will be available on the website.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax software and solutions. The company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides cloud-based and on-premise solutions that can be tailored to specific industries for every major line of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,100 professionals and serves companies across the globe. More information can be found at www.vertexinc.com.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to maintain and expand our strategic relationships with third parties; and the other factors described under the heading “Risk Factors” of our final prospectus filed with the Securities and Exchange Commission (“SEC”) on July 30, 2020, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (once available) and the Company’s subsequent filings with the SEC. Copies of each filing may be obtained from the Company or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue

We derive the vast majority of our revenue from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenue in order to evaluate the health of our business. Because we recognize subscription revenue ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is calculated based on monthly recurring revenue (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes customers with MRR at the end of the last month of the measurement period.

Net Revenue Retention Rate

We believe that our NRR provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenue lost from departing customers or customers who have downgraded as well as any revenue expansion from upgrades, cross sells or upsells of our software.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, each of which are non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to such measure’s most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the financial statements included in our Quarterly Report on Form 10-Q to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

•	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense and depreciation and amortization of capitalized software costs, for the respective periods.

•	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense for the respective periods.

•	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense and the depreciation and amortization of capitalized software costs included in cost of revenue for the respective periods.

•	Non-GAAP gross margin is determined by adding back to GAAP gross margin the impact of stock-based compensation expense and depreciation and amortization of capitalized software costs included in cost of revenues as a percentage of revenue for the respective periods.

•	Non-GAAP research and development expense, non-GAAP selling and marketing expense and non-GAAP general and administrative expenses are determined by adding back to GAAP research and development expense, GAAP selling and marketing expense and GAAP general and administrative expense, the stock-based compensation expense and severance expense included in the applicable expense categories for the respective periods.

•	Non-GAAP operating income is determined by adding back to GAAP operating income (loss) the stock-based compensation expense, depreciation and amortization of capitalized software costs, and severance costs included for the respective periods.

•	Non-GAAP net income is determined by adding back to GAAP net income (loss) the depreciation and amortization of capitalized software costs, stock-based compensation expense, and severance costs included for the respective periods.

•	Non-GAAP net income per diluted share of Class A and Class B share is determined by dividing non-GAAP net income by the respective weighted average shares outstanding, inclusive of the impact of options to purchase such common stock, for each class of stock.

•	Adjusted EBITDA is determined by adding back to GAAP net income (loss) the net interest expense, taxes, depreciation and amortization of property and equipment and capitalized software costs, stock-based compensation expense, severance cost and IPO costs included for the respective periods.

•	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.

•	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by cash used for purchases of property and equipment and capitalized software additions for the respective periods.

•	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc.

Condensed Consolidated Balance Sheets

As of December 31, 2019 and June 30, 2020 (unaudited)

(Amounts in thousands)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$47,295	$75,903
Funds held for customers	9,988	7,592
Accounts receivable, net of allowance of $7,669 (unaudited), and $7,515, respectively	63,739	70,367
Advances to stockholders	230	283
Prepaid expenses and other current assets	13,119	11,412
Total current assets	134,371	165,557
Property and equipment, net of accumulated depreciation	55,657	54,727
Capitalized software, net of accumulated amortization	33,761	32,075
Goodwill	19,355	—
Deferred commissions	10,390	11,196
Deposits and other assets	4,956	1,068
Total assets	$258,490	$264,623
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$649	$50,804
Accounts payable	13,769	10,729
Accrued expenses	11,961	13,308
Distributions payable	—	13,183
Customer funds obligations	10,175	7,553
Accrued salaries and benefits	19,825	15,195
Accrued variable compensation	11,025	22,237
Deferred compensation, current	22,349	8,935
Deferred revenue	187,041	191,745
Deferred rent and other	917	840
Future acquisition commitment, current	808	—
Total current liabilities	278,519	334,529
Deferred compensation, net of current portion	77,505	18,530
Deferred revenue, net of current portion	11,396	14,046
Long-term debt, net of current portion	173,361	682
Future acquisition commitment, net of current portion	9,831	—
Deferred other liabilities	8,865	9,268
Total liabilities	559,477	377,055
Commitments and contingencies
Options for redeemable shares	47,223	17,344
Stockholders' deficit:
Class A voting common stock, $0.001 par value, 600 shares authorized, 300 shares issued, 147 shares outstanding	—	—
Class B non-voting common stock, $0.001 par value, 299,400 shares authorized, 162,470 (unaudited), and 162,297 shares issued, respectively, 120,443 (unaudited) and 120,270 shares outstanding, respectively	54	54
Accumulated deficit	(305,861)	(90,701)
Accumulated other comprehensive loss	(3,765)	(491)
Treasury stock	(38,638)	(38,638)
Total stockholders' deficit	(348,210)	(129,776)
Total liabilities and equity	$258,490	$264,623

Vertex, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

For the three and six months ended June 30, 2019 and 2020 (unaudited)

(Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues:
Software subscriptions	$77,306	$67,267	$153,066	$131,651
Services	13,965	11,108	27,450	21,338
Total revenues	91,271	78,375	180,516	152,989
Cost of revenues:
Software subscriptions	26,001	19,417	50,685	37,843
Services	15,744	7,692	30,522	14,830
Total cost of revenues	41,745	27,109	81,207	52,673
Gross profit	49,526	51,266	99,309	100,316
Operating expenses:
Research and development	13,617	7,205	26,696	14,778
Selling and marketing	24,544	17,287	48,877	33.334
General and administrative	37,758	16,647	75,394	32,095
Depreciation and amortization	2,505	2,172	5,374	4,217
Other operating expense, net	103	305	214	468
Total operating expenses	78,527	43,616	156,555	84,892
Income (loss) from operations	(29,001)	7,650	(57,246)	15,424
Other (income) expense:
Interest income	(101)	(232)	(456)	(524)
Interest expense	1,160	539	2,084	1,076
Total other expense, net	1,059	307	1,628	552
Income (loss) before income taxes	(30,060)	7,343	(58,874)	14,872
Income tax (benefit) expense	(985)	221	(735)	425
Net income (loss)	(29,075)	7,122	(58,139)	14,447
Other comprehensive loss from foreign currency translation adjustments and revaluations, net of tax	276	23	3,274	2
Total comprehensive income (loss)	$(29,351)	$7,099	$(61,413)	$14,445
Net income (loss) attributable to Class A stockholders	$(35)	$9	$(70)	$18
Net income (loss) per Class A share, basic and diluted	$(0.24)	$0.06	$(0.48)	$0.12
Weighted average Class A common stock, basic and diluted	147	147	147	147
Net income (loss) attributable to Class B stockholders	$(29,040)	$7,113	(58,069)	$14,429
Net income (loss) per Class B share, basic	$(0.24)	$0.06	$(0.48)	$0.12
Weighted average common Class B stock, basic	120,402	120,443	120,336	120,357
Net income (loss) per Class B share, diluted	$(0.24)	$0.06	$(0.48)	$0.12
Weighted average common Class B stock, diluted	120,402	124,158	120,336	124,169

Vertex, Inc.

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2019 and 2020 (unaudited)

(Amounts in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(58,139)	$14,447
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15,416	12,154
Provision for subscription cancellations and non-renewals	154	(682)
Amortization of deferred financing costs	428	133
Stock-based compensation expense	76,596	2,620
Other	14	44
Changes in operating assets and liabilities:
Accounts receivable	7,093	14,626
Advances to stockholders	53	79
Prepaid expenses and other current assets	(1,717)	(1,583)
Deferred commissions	807	71
Accounts payable	2,911	(1,212)
Accrued expenses	(1,481)	445
Accrued and deferred compensation	(10,804)	(9,084)
Deferred revenue	(7,353)	647
Other	(3,222)	590
Net cash provided by operating activities	20,756	32,850
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(12,318)	—
Property and equipment additions	(10,565)	(8,271)
Capitalized software additions	(7,264)	(8,101)
Net cash used in investing activities	(30,147)	(16,372)
Cash flows from financing activities:
Net increase in customer funds obligations	2,622	702
Proceeds from line of credit	12,500	—
Principal payments on line of credit	(12,500)	—
Proceeds from long-term debt	175,000	—
Principal payments on long-term debt	(51,009)	(3,112)
Payments for deferred financing costs	(2,904)	—
Proceeds from exercise of stock options	52	68
Distributions to stockholders	(140,378)	(22,252)
Net cash used in financing activities	(16,617)	(24,594)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(204)	(2)
Net decrease in cash, cash equivalents and restricted cash	(26,212)	(8,118)
Cash, cash equivalents and restricted cash, beginning of period	83,495	59,174
Cash, cash equivalents and restricted cash, end of period	$57,283	$51,056
Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$47,295	$47,018
Restricted cash—funds held for customers	9,988	4,038
Total cash, cash equivalents and restricted cash, end of period	$57,283	$51,056

Vertex, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the three and six months ended June 30, 2019 and 2020 (unaudited)
(Amounts in thousands)

	For the Three Months Ended June 30		For the Six Months Ended June 30
(dollars in thousands)	2020	2019	2020	2019
Non-GAAP cost of revenues, software subscriptions	$16,358	$15,278	$32,983	$29,644
Non-GAAP cost of revenues, services	$9,493	$7,495	$19,033	$14,436
Non-GAAP gross profit	$65,420	$55,602	$128,500	$108,909
Non-GAAP gross margin	71.7%	70.9%	71.2%	71.2%
Non-GAAP research and development expense	$9,449	$7,074	$19,036	$14,516
Non-GAAP selling and marketing expense	$16,209	$17,025	$33,558	$32,811
Non-GAAP general and administrative expense	$18,145	$15,649	$38,884	$29,969
Non-GAAP operating income	$19,009	$13,377	$31,434	$26,928
Non-GAAP net income	$18,935	$12,849	$30,541	$25,951
Adjusted EBITDA	$21,514	$15,549	$36,808	$31,145
Adjusted EBITDA margin	23.6%	19.8%	20.4%	20.4%
Free cash flow	$18,682	$14,694	$2,927	$16,478
Free cash flow margin	20.5%	18.8%	1.6%	10.8%

	For the Three Months Ended June 30		For the Six Months Ended June 30
(dollars in thousands)	2020	2019	2020	2019
Non-GAAP Cost of Revenue:
Cost of revenues, software subscriptions	$26,001	$19,417	$50,685	$37,843
Stock-based compensation	(4,168)	(131)	(7,660)	(262)
Depreciation and amortization - cost of subscription revenues	(5,475)	(4,008)	(10,042)	(7,937)
Non-GAAP cost of revenues, software subscriptions	$16,358	$15,278	$32,983	$29,644

Cost of revenues, services	$15,744	$7,692	$30,522	$14,830
Stock-based compensation	(6,251)	(197)	(11,489)	(394)
Non-GAAP cost of revenues, services	$9,493	$7,495	$19,033	$14,436

Non-GAAP Gross Profit:
Gross Profit	$49,526	$51,266	$99,309	$100,316
Stock-based compensation	10,419	328	19,149	656
Depreciation and amortization of capitalized software	5,475	4,008	10,042	7,937
Non-GAAP gross profit	$65,420	$55,602	$128,500	$108,909

Non-GAAP Gross Margin:
Gross margin	54.3%	65.4%	55.0%	65.6%
Stock-based compensation as a percentage of revenue	11.4%	0.4%	10.6%	0.4%
Depreciation and amortization - cost of subscription revenues as a percentage of revenue	6.0%	5.1%	5.6%	5.2%
Non-GAAP gross margin	71.7%	70.9%	71.2%	71.2%

Non-GAAP Research and Development Expense:
Research and development	$13,617	$7,205	$26,696	$14,778
Stock-based compensation	(4,168)	(131)	(7,660)	(262)
Non-GAAP research and development expense	$9,449	$7,074	$19,036	$14,516

Non-GAAP Selling and Marketing Expense:
Selling and marketing	$24,544	$17,287	$48,877	$33,334
Stock-based compensation	(8,335)	(262)	(15,319)	(523)
Non-GAAP selling and marketing	$16,209	$17,025	$33,558	$32,811

Non-GAAP General and Administrative Expense:
General and administrative	$37,758	$16,647	$75,394	$32,095
Stock-based compensation	(18,754)	(589)	(34,468)	(1,179)
Severance charges	(859)	(409)	(2,042)	(947)
Non-GAAP general and administrative	$18,145	$15,649	$38,884	$29,969

	For the Three Months Ended June 30		For the Six Months Ended June 30
(dollars in thousands)	2020	2019	2020	2019
Non-GAAP Operating Income:
Operating income (loss)	$(29,001)	$7,650	$(57,246)	$15,424
Stock-based compensation	41,676	1,310	76,596	2,620
Severance expense	859	409	2,042	947
Depreciation and amortization - cost of subscription revenues	5,475	4,008	10,042	7,937
Non-GAAP operating income	$19,009	$13,377	$31,434	$26,928

Non-GAAP Net Income (Loss):
Net income (loss)	$(29,075)	$7,122	$(58,139)	$14,447
Stock-based compensation	41,676	1,310	76,596	2,620
Severance charges	859	409	2,042	947
Depreciation and amortization - cost of subscription revenues	5,475	4,008	10,042	7,937
Non-GAAP net income (loss)	$18,935	$12,849	$30,541	$25,951

Adjusted EBITDA and Adjusted EBITDA Margin.

	For the Three Months Ended June 30,		For the Six Months Ended June 30
	2020	2019	2020	2019
(dollars in thousands)	(unaudited)
Net income (loss)	$(29,075)	$7,122	$(58,139)	$14,447
Interest, net	1,059	307	1,628	552
Income tax (benefit) expense	(985)	221	(735)	425
Depreciation and amortization – cost of subscription revenues	5,475	4,008	10,042	7,937
Depreciation and amortization	2,505	2,172	5,374	4,217
Stock-based compensation	41,676	1,310	76,596	2,620
Severance charges	859	409	2,042	947
Adjusted EBITDA	$21,514	$15,549	$36,808	$31,145
Adjusted EBITDA Margin:
Total revenues	$91,271	$78,375	$180,516	$152,989
Adjusted EBITDA margin	23.6%	19.8%	20.4%	20.4%

Investor Contact:
Ankit Hira or Ed Yuen
Solebury Trout for Vertex, Inc.
ir@vertexinc.com
610.312.2890

Media Contact:

Tricia Schafer-Petrecz

Vertex, Inc.

tricia.schafer-petrecz@vertexinc.com

484.595.6142